EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-172170) of Kinder Morgan, Inc. of our report dated June 28, 2012 relating to the 2011 financial statements of Kinder Morgan Savings Plan, which appears in this Form 11-K.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
June 28, 2012